Exhibit 99.1

Sunshine Biopharma Announces Pricing of $5.0 Million Private Placement Priced At-the-Market

MONTREAL, May 12, 2023 (GLOBE NEWSWIRE) -- Sunshine Biopharma Inc. (NASDAQ: “SBFM”), a pharmaceutical company offering and researching life-saving medicines in a variety of therapeutic areas including oncology and antivirals, today announced that it entered into a securities purchase agreement with a single healthcare-focused institutional investor for aggregate gross proceeds of approximately $5 million, before deducting fees to the placement agent and other offering expenses payable by the Company.

In connection with the offering, the Company will issue 5,952,381 units and pre-funded units at a purchase price of $0.84 per unit (or $0.001 less per pre-funded unit), priced at-the-market under Nasdaq rules. Each unit or pre-funded unit consists of one share of common stock (or common stock equivalent) and two non-tradable warrants each exercisable for $0.59 for one share of common stock (for a total of 11,904,762 shares underlying the warrants). The warrants have a term of five and a half years from the issuance date. No actual units will be issued in the offering.

The offering is expected to close on or about May 16, 2023, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp. is acting as the Exclusive Placement Agent in connection with the offering.

The securities described above are being sold in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The securities were offered only to an accredited investor. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants and pre-funded warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sunshine Biopharma

Sunshine Biopharma recently acquired Nora Pharma Inc. and as a result the Company now has 50 generic prescription drugs on the market in Canada and 48 employees. The Company is planning to expand its product offering to 86 generic pharmaceuticals over the next two years. In parallel, Sunshine Biopharma is continuing its proprietary drug development program which is comprised of (i) K1.1 mRNA for liver cancer, (ii) Adva-27a, a small chemotherapy molecule for pancreatic cancer, and (iii) PLpro inhibitor for COVID-19. For more information, please visit: www.sunshinebiopharma.com

Cautionary Note Regarding Forward Looking Statements

This press release and statements of the Company's management made in connection therewith contain "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, particularly with respect to the offering described herein. Words such as "may", "could", "expects", "projects," "intends", "plans", "believes", "predicts", "anticipates", "hopes", "estimates" and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company's control. Actual results (including the anticipated benefits of the offering described herein) may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in the Company's filings with the SEC. The Company's SEC filings can be obtained free of charge on the SEC's website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

For Additional Information:

Sunshine Biopharma Contact:

Camille Sebaaly, CFO

Direct Line: 514-814-0464

camille.sebaaly@sunshinebiopharma.com